Exhibit 99.1

I-AM CAPITAL ACQUISITION COMPANY
BALANCE SHEET

	August 22, 2017	Pro Forma Adjustments	As Adjusted
ASSETS		(Unaudited)	(Unaudited)
Current Assets
Cash and cash equivalents	552,190		552,190
Total Current Assets	552,190		552,190

Cash held in Trust Account	50,750,000	2,030,000	52,780,000

Total Assets	51,302,190	2,030,000	53,332,190

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Loan payable - Related party	76,707		76,707
Accrued expenses	38,211		38,211
Deferred legal fees	100,000		100,000
Total current liabilities	214,918		214,918
Deferred underwriting fees	1,750,000	70,000	1,820,000
Total Liabilities	1,964,918	70,000	2,034,918

Commitments
Common stock subject to possible redemption, $.0001 par value; 4,368,204 and 4,561,307 shares at redemption value	44,337,271	1,960,000	46,297,271

Shareholders' equity
Preferred Stock - $0.0001 par value, 1,000,000 shares authorized; no shares issued and outstanding	—		—
Common Stock - $0.0001 par value; 20,000,000 shares authorized; 2,373,796 and 2,389,693 shares issued and outstanding ( excluding 4,371,644 and 4,561,307 shares subject to possible redemption)	237	2	239
Additional paid-in capital	5,003,712	(2)	5,003,710
Accumulated deficit	(3,948)		(3,948)
Total stockholders' equity	5,000,001	—	5,000,001
Total Liabilities and stockholders' equity	51,302,190	2,030,000	53,332,190

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The accompanying notes are an integral part of the financial statements